Hartman vREIT XXI, Inc. Acquires Spectrum Building

Hartman vREIT XXI, Inc. (vREIT XXI) completed its acquisition of the Spectrum Building (Spectrum) on December 27, 2018. Spectrum is a 10-story, 175,314 square foot, multi-tenant, office property located in San Antonio, Texas. The contract purchase price (including a buyer’s auction premium) for Spectrum was $16,537,500, which equates to approximately $94 per square foot.
“Spectrum Building is an attractive value-add investment for vREIT XXI that allows us to continue adding value to shareholders while also offering a diverse range of solutions to tenants in the North Central San Antonio submarket,” said Al Hartman, Chief Executive Officer.
Currently 87.7% leased, the Property is comprised of a diverse mix of tenants with staggered lease expirations, offering investors stable in-place cash flow and value creation opportunities through tenant retention and new leasing at increased market rental rates.
“The acquisition of the Spectrum Building represents another step in expanding our San Antonio footprint. This area provides both a centralized location and great access to the Northern San Antonio area that is attractive to many businesses,” said David Wheeler, Hartman’s Chief Investment Officer.
This location is central to both business owners/decision makers and the people they employ. With over 4.6 million square feet of retail within a 1-mile radius, Spectrum features a robust amenity base including multiple restaurants, hotels, bars and shopping destinations accessible on foot or by car within minutes.
Excellent access to key thoroughfares, such as Loop 410 and US 281, as well as San Pedro Avenue, Interstate 10 and Interstate 35 and 37 provides excellent connectivity to established neighborhoods and business centers across the city.
Commonly known as “the heart of Texas,” San Antonio has consistently led the nation in economic growth and stability over the last several years. Building upon its rich history and authentic culture, San Antonio stands out as an opportunity city celebrated for its attractive quality of life, emerging culinary and arts scene and affordable cost of living. San Antonio continues to be one of the most attractive metros in the country due to its exceptional economic population growth, low business and living costs, central geographic location and versatile transportation infrastructure.

About Hartman vREIT XXI
Hartman vREIT XXI is a Texas-centric real estate investment company formed to acquire, develop and operate a diverse portfolio of value-oriented commercial properties—those with significant potential for growth in income and value from re-tenanting, repositioning, redevelopment, and operational enhancements. For additional information about these investments, please visit HartmanREITs.com.
About Hartman*
Hartman has extensive experience acquiring, owning, managing and leasing commercial office, retail, light industrial and warehouse properties located in Texas. Since 1983, Hartman and its affiliated entities (including founder, Allen R. Hartman) have sponsored 23 programs and acquired interests in more than 90 real assets totaling approximately $660 million as of December 31, 2017.
“Hartman” refers to Allen R. Hartman and affiliates and subsidiaries.

Source: 2018 Holliday Fenoglio Fowler, L.P. (HFF) Offering Memorandum

This material contains forward-looking statements regarding the business and financial outlook of Hartman vREIT XXI and its advisors that are based on management’s current expectations, estimates, forecasts and projections and are not guarantees of future performance. Actual results may differ materially from those expressed in these statements, and you should not place undue reliance on any such statements. A number of important factors could cause actual results to differ from the statements contained in this material. Forward-looking statements speak only as of the date on which such statements were made and we undertake no obligation to update any such statements that may become untrue as a result of subsequent events.
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